AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CRICUT, INC.
Cricut, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), certifies that:
1.The name of the Company is Cricut, Inc. The Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 2, 2020.
2.This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Company in accordance with Section 228 of the General Corporation Law of the State of Delaware.
3.The text of the certificate of incorporation of the Company is amended and restated to read as set forth in EXHIBIT A attached hereto.
4.This Amended and Restated Certificate of Incorporation shall be effective as of 6:53 p.m. Eastern Time on March 24, 2021.
IN WITNESS WHEREOF, Cricut, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Donald B. Olsen, a duly authorized officer of the Company, on March 24, 2021.

/s/ Donald B. Olsen
Donald B. Olsen
Executive Vice President & General Counsel

EXHIBIT A
ARTICLE I.
The name of the corporation is Cricut, Inc. (the “Company”).
ARTICLE II.
The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III.
The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”), as the same exists or as may hereafter be amended from time to time.
ARTICLE IV.
Effective immediately upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each one (1) share of common stock of the Company, par value $0.001 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall, without further action, be automatically reclassified, subdivided and changed into one (1) fully paid and nonassessable share of Class B Common Stock of the Company, par value $0.001 per share (the “Reclassification”). All share and per share amounts set forth in this Amended and Restated Certificate of Incorporation, including, without limitation, the authorized share numbers set forth in this Article IV, and all other rights, preferences and privileges of the Company’s Common Stock, reflect the Reclassification and no further adjustment to the terms of this Amended and Restated Certificate of Incorporation shall be necessary in connection with the Reclassification. After giving effect to the Reclassification described above, the total number of shares of stock that the Company shall have authority to issue is set forth below.
The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock authorized to be issued is 1,250,000,000 shares, par value $0.001 per share, which shall be divided into two series. 1,000,000,000 shares of the authorized Common Stock are designated as Class A Common Stock and 250,000,000 shares of the authorized Common Stock are designated as Class B Common Stock. The total number of shares of Preferred Stock authorized to be issued is 100,000,000 shares, par value $0.001 per share.
ARTICLE V.
The rights, powers, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

i.Definitions. For purposes of this Amended and Restated Certificate, the following definitions apply:
1.“Acquisition” means (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this Section V.1.1, all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (B) any transaction or series of related transactions to which the Company is a party in which shares of the Company are transferred such that in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.
2.“Amended and Restated Certificate” means this Amended and Restated Certificate of Incorporation of the Company, as may be further amended and restated from time to time.
3.“Asset Transfer” means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.
4. “Board” means the Board of Directors of the Company.
5.“Entity” means any corporation, partnership, limited liability company, trust or other legal entity.
6.“Effective Date” means the date of the effectiveness of the filing of this Amended and Restated Certificate with the Secretary of State of the State of Delaware.
7.“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
8.“Family Member” means, with respect to a natural person, each of (a) such natural person’s parents and grandparents; (b) the lineal descendants of a person identified in clause (a); and (c) a spouse or domestic partner of a person identified in clause (a) or in clause (b).

9.“Final Conversion Date” means the earliest of:
(a)The time (including a time determined by the happening of a future event) specified by affirmative vote or written election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Class B Common Stock, voting as a single class (which election may be revoked by such holders prior to the time at which the automatic conversion would otherwise occur unless otherwise specified by such holders);
(b)5:00 p.m. Eastern Time on the first date after 11:59 p.m. Eastern Time on the Effective Date when the number of Threshold Shares held by Petrus Affiliates plus the number of Threshold Shares held by Permitted Entities of Petrus Affiliates is less than 50% of the number of shares of Class B Common Stock held by Petrus Affiliates plus the number of shares of Class B Common Stock held by Permitted Entities of Petrus Affiliates as of 11:59 p.m. Eastern Time on the Effective Date; and
(c)5:00 p.m. Eastern Time on the first date after 11:59 p.m. Eastern Time on the Effective Date when the outstanding shares of Class B Common Stock represent less than a majority of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.
10. “Independent Directors” means the members of the Board designated as independent directors in accordance with the Listing Standards.
11. “Liquidation Event” means any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, or any Acquisition or Asset Transfer.
12.“Listing Standards” means (i) the requirements of any national stock exchange under which the Company’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Company’s equity securities are not listed for trading on a national stock exchange, the requirements of the Nasdaq Stock Market generally applicable to companies with equity securities listed thereon.
13.“Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
14.“Petrus Affiliate” means each of: (a) an Entity controlled by Petrus Trust Company, LTA; (b) Henry Ross Perot and Family Members of Henry Ross Perot; (c) a trust principally for the benefit of one or more persons identified in clause (b) or an entity identified in clause (d); (d) a charitable trust or foundation formed by one or more of the persons or entities identified in clause (b) or clause (c) a majority of the governing board members of which are persons identified in clause (b); and (e) an entity

(other than the Company) majority owned (directly or indirectly) by one or more persons or entities identified in clause (b) or clause (c) or clause (d). For the avoidance of doubt, for purposes of this Amended and Restated Certificate, control of an Entity includes but is not limited to the power, directly or indirectly, to elect the managers of the Entity or of its general partner or other governing authority.
15.“Permitted Entity” means, with respect to a Petrus Affiliate, any other Petrus Affiliate, and with respect to any Qualified Stockholder, any Entity in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, has sole dispositive power and exclusive Voting Control with respect to all shares of Class B Common Stock held of record by such Entity.
16.“Permitted Transfer” means (a) any Transfer of a share of Class B Common Stock to any Qualified Stockholder, to any Family Member of any Qualified Stockholder who is a natural person, or to any Permitted Entity of any Qualified Stockholder; and (b) any Transfer of a share of Class B Common Stock from a holder to such holder’s affiliate with the prior written approval of the Board (including a majority of the Independent Directors then in office) to qualify as a Permitted Transfer.
17.“Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.
18.“Qualified Stockholder” means (i) each Petrus Affiliate; (ii) the registered holder of a share of Class B Common Stock as of 11:59 p.m. on the Effective Date; (iii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Company (including, without limitation upon exercise of options or warrants); and (iv) a Permitted Transferee of any of the foregoing.
19.“Securities Exchange” means the New York Stock Exchange, the Nasdaq Stock Market or any successor markets or exchanges.
20.“Threshold Shares” means, with respect to any person or Entity as of any time, the sum of (without duplication): (a) any shares of capital stock of the Company, including Class A Common Stock and Class B Common Stock, held by such person or Entity as of such time and (b) any shares of capital stock of the Company, including Class A Common Stock and Class B Common Stock, underlying any securities (including restricted stock units, options, or other convertible instruments) held by such person or Entity as of such time, whether such securities are vested or unvested, earned or unearned, convertible into or exchangeable or exercisable as of such time or in the future.
21.“Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise) after 11:59 p.m. Eastern Time on the Effective Date, or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control (as defined below) over such share by proxy or otherwise after such time. Notwithstanding the foregoing, the following will not be considered a “Transfer”:
(a)entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy), and taking any action contemplated thereunder, in connection with a Liquidation Event that has been approved by the Board, including a majority of the Independent Directors then in office;
(b)the grant of a proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or the grant of a revocable proxy given to any other person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations promulgated under the Exchange Act;
(c)any pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;
(d)any entry into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;
(e)the fact that, as of 11:59 p.m. Eastern Time on the Effective Date or at any time after such time, the spouse of any Qualified Stockholder possesses or obtains an interests in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction (excluding in connection with a divorce proceeding, domestic relations order or similar legal requirement, all of which shall constitute “Transfers” unless such action qualifies as a “Permitted Transfer” at such time), so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such share of Class B Common Stock; and
(f)any issuance or reissuance by the Company of a share of Class B Common Stock or any redemption, purchase or acquisition by the Company of a share of Class B Common Stock.
22.“Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.

23. “Whole Board” means the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.
ii.Identical Rights. Except as otherwise provided in this Amended and Restated Certificate or required by applicable law, shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Company but excluding voting and other matters as described in Section V.3 below), share ratably and be identical in all respects as to all matters, including:
1.Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of any such class or series is contemplated in this Amended and Restated Certificate or approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such applicable class or series of Common Stock treated adversely, voting separately as a class.
2.The Company shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date, and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date; and provided, further, that nothing in the foregoing shall prevent the Company from declaring and paying dividends or other distributions payable in shares of one series of Common Stock or rights to acquire one series of Common Stock to holders of all series of Common Stock, or, with the approval of holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, each voting separately as a class, from providing for different treatment of the shares of Class A Common Stock and Class B Common Stock.
3.If the Company in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of Class A Common Stock and Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock, each voting separately as a class.
iii.Voting Rights.
1.Common Stock.
(a)Class A Common Stock. Each holder of shares of Class A Common Stock will be entitled to one (1) vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on a matter.
(b)Class B Common Stock. Each holder of shares of Class B Common Stock will be entitled to five (5) votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on a matter.
2.General. Except as otherwise expressly provided herein or as required by law, the holders of Class A Common Stock and Class B Common Stock will vote together and not as separate series or classes.
3.Authorized Shares.  For the avoidance of doubt, the number of authorized shares of the Class A Common Stock may be increased or decreased (but not below (i) the number of shares of Class A Common Stock then outstanding plus (ii) the number of shares reserved for issuance pursuant to Section V.8) by the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
4.Election of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Company.
iv.Liquidation Rights. In the event of a Liquidation Event in connection with which the Board has determined to effect a distribution of assets of the Company to any holder or holders of Common Stock, then, subject to the rights of any holders of any series of Preferred Stock that may then be outstanding, the assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this Section V.4; provided, further, however, that holders of shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such consolidation, merger or other transaction if the only difference in the per share consideration to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have five (5) times the voting power of any securities distributed to the holder of a share of Class A Common Stock.
v.Conversion of the Class B Common Stock. The Class B Common Stock will convert into Class A Common Stock as follows:
1.Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date.
2.A share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock, as follows:
(a)on the affirmative written election of the holder of such share of Class B Common Stock or, if later, at the time or the happening of a future event specified in such written election (which election may be revoked by such holder prior to the date on which the automatic conversion would otherwise occur unless otherwise specified by such holder);
(b)if the holder of such share of Class B Common Stock is a natural person, upon the death of such person; and
(c)on the occurrence of a Transfer of such share of Class B Common Stock to any person or Entity that is not a Permitted Transferee.
vi.Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Company as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock shall be conclusive and binding.
vii.Immediate Effect. In the event of and upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section V.5, such conversion shall be deemed to have been made at the time that the Transfer of shares or death, as applicable, occurred or immediately upon the Final Conversion Date or election to convert (or happening of a future event specified in such election), as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock in accordance with this Amended and Restated Certificate, all rights of the holder of such shares of Class B Common Stock shall cease and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
viii.Reservation of Stock Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
ix.Preemptive Rights. No stockholder of the Company shall have a right to purchase shares of capital stock of the Company sold or issued by the Company except to the extent that such a right may from time to time be set forth in a written agreement between the Company and a stockholder.
x.Class B Protective Provisions. Prior to the Final Conversion Date, the Company shall not, without the prior affirmative vote (either at a meeting or by written election) of or waiver by the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Amended and Restated Certificate:
1.reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to have more than one (1) vote for each share thereof; or
2.issue any shares of Preferred Stock authorized pursuant to a Preferred Stock Designation (defined below).

ARTICLE VI.
i.Rights of Preferred Stock. The Board is authorized, subject to any limitations prescribed by law and this Amended and Restated Certificate, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate or the resolution of the Board originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
ii.Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE VII.
i.Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that constitutes the Whole Board shall be fixed solely by resolution of the Board acting pursuant to a resolution adopted by a majority of the Whole Board. At each annual meeting of stockholders, directors of the Company whose terms are expiring at such meeting shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

ii.Removal; Vacancies. Any director may be removed from office by the stockholders of the Company as provided in Section 141(k) of the DGCL. Subject to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies under specified circumstances, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by stockholders.
ARTICLE VIII.
The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:
i.Board Power. The business and affairs of the Company shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred by statute or by this Amended and Restated Certificate or the Bylaws of the Company, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.
ii.Written Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Company.
iii.Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Company. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company; provided that prior to the Final Conversion Date, the affirmative vote of the holders of at least a majority of the total voting power of outstanding voting securities of the Company, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any provision of the Bylaws and following the Final Conversion Date, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of outstanding voting securities of the Company, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any provision of the Bylaws.
iv.Special Meetings. Special meetings of the stockholders may be called only by (i) the Board pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairperson of the Board; (iii) the chief executive officer of the Company; or (iv) the president of the Company, but a special meeting may not be called by any other person or Entity or persons or Entities and any power of stockholders to call a special meeting of stockholders is specifically denied.

v.Availability of Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, from and after the Final Conversion Date, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any series of Preferred Stock, before the Final Conversion Date, any action required or permitted to be taken by the stockholders of the Company may be taken without a meeting only if the action is first recommended or approved by the Board.
vi.No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.
vii.Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE IX.
The Company hereby elects not to be subject to or governed by Section 203 of the DGCL.
ARTICLE X.
To the extent permitted by law, the Company renounces any expectancy that a Covered Person offer the Company an opportunity to participate in a Specified Opportunity and waives any claim that the Specified Opportunity constitutes a corporate opportunity that should have been presented by the Covered Person to the Company; provided, however, that the Covered Person acts in good faith. A “Covered Person” is any officer, member of the Board or stockholder (or affiliate thereof) who is not an employee of the Company or any of its subsidiaries. A “Specified Opportunity” is any transaction or other business opportunity that is not presented to the Covered Person solely in his or her capacity as an officer, member of the Board or stockholder (or affiliate thereof).
ARTICLE XI.
To the fullest extent permitted by law, no director of the Company shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Neither any amendment, repeal, nor elimination of this Article XI, nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article XI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the

Company existing at the time of such amendment, repeal, elimination or adoption of such an inconsistent provision.
ARTICLE XII.
If any provision of this Amended and Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate with a valid and enforceable provision that most accurately reflects the Company’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate shall be enforceable in accordance with its terms.
Except as provided in Article XI above, the Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Any amendment to this Amended and Restated Certificate that requires stockholder approval pursuant to the DGCL shall require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class; provided, however, that following the Final Conversion Date, the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Company, voting together as a single class, shall be required for the amendment, alteration, repeal or modification of the provisions of ARTICLE VII, ARTICLE VIII, ARTICLE XI or this ARTICLE XII of this Amended and Restated Certificate.